Exhibit 10.23

FORM OF JBG SMITH PROPERTIES
2017 OMNIBUS SHARE PLAN
NON-EMPLOYEE TRUSTEE RESTRICTED STOCK AGREEMENT

RESTRICTED STOCK AGREEMENT (the “Agreement” or “Restricted Stock Agreement”), made as of the date set forth on Schedule A hereto between JBG SMITH PROPERTIES, a Maryland real estate investment trust (the “Company”), and the Trustee of the Company or one of its affiliates listed on Schedule A (the “Trustee”).

RECITALS

A.            In accordance with the JBG SMITH Properties 2017 Omnibus Share Plan, as it may be amended from time to time (the “Plan”), the Company desires, in connection with the service of the Trustee to the Company, to provide the Trustee with an opportunity to acquire shares of the Company’s common shares of beneficial interest, par value $0.01 per share (the “Shares”), and thereby provide additional incentive for the Trustee to promote the progress and success of the business of the Company and its subsidiaries.

B.            Schedule A hereto sets forth certain significant details of the share grant herein and is incorporated herein by reference. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Plan or provided on Schedule A.

NOW, THEREFORE, the Company and the Trustee hereby agree as follows:

AGREEMENT

1.             Grant of Restricted Stock. On the terms and conditions set forth below, as well as the terms and conditions of the Plan, the Company hereby grants to the Trustee such number of Shares as is set forth on Schedule A (the “Restricted Stock”).

2.             Vesting Period. The vesting period of the Restricted Stock (the “Vesting Period”) begins on the Grant Date and continues until such date as is set forth on Schedule A as the date on which the Restricted Stock is fully vested. On the first Annual Vesting Date following the date of this Agreement and each Annual Vesting Date thereafter, if any, the number of shares of Restricted Stock equal to the Annual Vesting Amount shall become vested, subject to earlier forfeiture as provided in this Agreement. To the extent that Schedule A provides for amounts or schedules of vesting that conflict with the provisions of this paragraph, the provisions of Schedule A will govern. Except as permitted under Section 9, the shares of Restricted Stock for which the applicable Vesting Period has not expired may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (whether voluntary or involuntary or by judgment, levy, attachment, garnishment or other legal or equitable proceeding).

3.             Rights of Shareholder.  From and after the Grant Date and for so long as the Restricted Stock is held by or for the benefit of the Trustee, the Trustee shall have all the rights of a shareholder of the Company with respect to the Restricted Stock, including but not limited to the right to receive dividends and the right to vote such Restricted Stock. Dividends paid on the shares of Restricted Stock shall be paid at the dividend payment date for the Shares.

4.             Change of Control.  If a Change of Control occurs, all of the shares of Restricted Stock shall become fully vested on the date of the Change in Control.

5.             Forfeiture of Restricted Stock. If the service of the Trustee to the Company or its affiliates terminates for any reason except death, the shares of Restricted Stock for which the applicable Vesting Period has not expired as of the date of such termination and any accrued but unpaid dividends that are at that time subject to restrictions set forth herein shall be forfeited and returned to the Company.  Upon the Trustee’s death, any shares of Restricted Stock for which the applicable vesting Period has not expired shall become fully vested and shall not be forfeitable.

6.             Certificates. Each certificate issued in respect of the Restricted Stock awarded under this Restricted Stock Agreement shall be registered in the Trustee’s name and held by the Company until the expiration of the applicable Vesting Period. At the expiration of each Vesting Period, the Company shall deliver to the Trustee for, if applicable, to the Trustee’s legal representatives, beneficiaries or heirs) certificates representing the number of Shares that vested upon the expiration of such Vesting Period. The Trustee agrees that any resale of the Shares received upon the expiration of the applicable Vesting Period shall not occur during the “blackout periods” forbidding sales of Company securities, as set forth in the then-applicable Company employee manual or insider trading policy. In addition, any resale shall be made in compliance with the registration requirements of the Securities Act of 1933, as amended, or an applicable exemption therefrom, including, without Limitation, the exemption provided by Rule 144 promulgated thereunder (or any successor rule).

7.             Taxes. The Trustee is responsible for any federal, state, local or other taxes with respect to the Restricted Stock awarded under this Restricted Stock Agreement.

8.             Certain Adjustments. In the event of any change in the outstanding Shares by reason of any share dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, sale of all or substantially of the assets of the Company, spin-off of a Subsidiary, business unit or other transaction similar thereto, or any distribution to common shareholders other than regular dividends, any shares or other securities received by the Trustee with respect to the applicable Restricted Stock for which the Vesting Period shall not have expired will be subject to the same restrictions as the Restricted Stock with respect to an equivalent number of shares and shall be deposited with the Company.

9.             Notice. Any notice to be given to the Company shall be addressed to the General Counsel, JBG SMITH Properties, 4445 Willard Avenue, Suite 400, Chevy Chase, Maryland 20815, and any notice to be given the Trustee shall be addressed to the Trustee at the Trustee’s address as it appears on the records of the Company, or at such other address as the Company or the Trustee may hereafter designate in writing to the other.

10.          Governing Law. This Restricted Stock Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, without references to principles of conflict of laws.

11.          Successors and Assigns. This Restricted Stock Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and any successors to the Trustee by will or the laws of descent and distribution, but this Restricted Stock Agreement shall not otherwise be assignable or otherwise subject to hypothecation by the Trustee.

12.          Severability. If, for any reason, any provision of this Restricted Stock Agreement is held invalid, such invalidity shall not affect any other provision of this Restricted Stock Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Restricted Stock Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Restricted Stock Agreement, shall to the full extent consistent with law continue in full force and effect.

13.          Headings. The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Restricted Stock Agreement.

14.          Counterparts. This Restricted Stock Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

15.          Miscellaneous. This Restricted Stock Agreement may not be amended except in writing signed by the Company and the Trustee. Notwithstanding the foregoing, this Restricted Stock Agreement may be amended in writing signed only by the Company to: (a) correct any errors or ambiguities in this Restricted Stock Agreement; and/or (b) to make such changes that do not materially adversely affect the Trustee’s rights hereunder. This grant shall in no way affect the Trustee’s participation or benefits under any other plan or benefit program maintained or provided by the Company.  In the event of a conflict between this Restricted Stock Agreement and the Plan, the Plan shall govern.

16.          Acknowledgement. The Trustee hereby acknowledges and agrees that this Restricted Stock Agreement and the Restricted Stock issued hereunder shall constitute satisfaction in full of all obligations of the Company, if any, to grant to the Trustee restricted shares pursuant to the terms of any written agreement or letter or other written offer or description of service to the Company executed prior to or coincident with the date hereof.

[signature page follows]

IN WITNESS WHEREOF, this Restricted Stock Agreement has been executed by the parties hereto as of the date and year first above written.

JBG SMITH PROPERTIES, a Maryland real estate investment trust

By:
Name:
Title:

TRUSTEE

Name:

SCHEDULE A TO RESTRICTED STOCK AGREEMENT

(Terms being defined are in quotation marks.)

Date of Restricted Stock Agreement:	As of:

Name of Trustee:

Number of Shares Subject to Grant:

“Grant Date”:

Date on which Restricted Stock is Fully Vested:

Vesting Period:

“Annual Vesting Amount”
Insert the number of shares of Restricted
Stock that vest each year or other applicable
vesting schedule.

“Annual Vesting Date”
(or if such date is not a business day, on the
next succeeding business day): Insert the
calendar date of each year on which shares of
Restricted Stock will vest or other appropriate
vesting schedule.

Initials of Company representative:

Initials of Trustee: